UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2008

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Item 5.02(b): Resignation of Director or Principal Officers

On April 4, 2008, Mr. Jack Abramov resigned as chairman, president and chief executive officer for personal reasons, but will serve as a consultant to the Company for a six-month transition period.

On April 9, 2008, Mr. Monty Abramov resigned as Secretary and Vice President of House of Taylor Jewelry, Inc., but will also serve as a consultant to the Company for a six-month transition period.

Item 5.02(d): Appointment of President and CEO

On April 4, 2008, Mr. Lyle M. Rose was appointed president and chief executive officer.

Mr. Lyle M. Rose, 55, is a veteran of the jewelry industry for more than 36 years. From August 2007 until joining us, Mr. Rose was a consultant in the jewelry field specializing in the areas of marketing, product, and sales development.  In September 2006 he began as a consultant for LID, Inc., a diamond and jewelry manufacturer eventually becoming their CEO in November of that year until July 2007.  On March 19, 2007, LID, Inc. filed for protection under Chapter 11 of the Bankruptcy Code.  In 2004, after moving to the West Coast, he was a consultant on marketing, product, and sales until 2006. From 1993 until 2004 Mr. Rose was the president of Jacor Products Group, a division of Jabel, Inc, a manufacturer of fine diamond and color stone jewelry for the mid to upper end independent retailer. Mr. Rose also volunteered his services as President (1999 – 2004) of the New Jersey chapter of the Alexander Graham Bell Association for the Deaf and Hard of Hearing.

A copy of the Company’s news release issued on April 10, 2008 in connection with the foregoing, is attached hereto as Exhibit 99.1 and incorporated into Item 5.02 by reference.

 (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2008	House of Taylor Jewelry, Inc.
/s/ Bob Rankin
Bob Rankin, Chief Financial and Operating Officer

3